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                                                                     EXHIBIT 4.1

                                    EXHIBIT H

                              ESS TECHNOLOGY, INC.

                       DECLARATION OF REGISTRATION RIGHTS

        This Declaration of Registration Rights ("DECLARATION") is made as of April 27, 1997, by ESS Technology, Inc., a California corporation ("ESS"), for the benefit of shareholders and optionholders of Platform Technologies, Inc., a California corporation ("PLATFORM"), acquiring shares of ESS Common Stock or options to purchase shares of ESS Common Stock pursuant to that First Amended and Restated Agreement and Plan of Reorganization dated as of April 27, 1997 (the "MERGER AGREEMENT"), among ESS, Platform and EP Acquisition Corporation, a California corporation ("SUB") and wholly-owned subsidiary of ESS and the related Agreement of Merger (the "AGREEMENT OF MERGER") between Platform and Sub and in consideration of such shareholders approving the Merger Agreement and the transactions contemplated thereby.

        1.      Definitions. As used in this Declaration:

                a. "EXCHANGE ACT" means the Securities Exchange Act 1934, as amended.

                b.      "ACT" means the Securities Act of 1933, as amended.

                c. "EFFECTIVE TIME OF THE MERGER" means the earlier of the time of confirmation of the filing of the Agreement of Merger with the California Secretary of State or the time that the Agreement of Merger is deemed filed with the California Secretary of State.

                d. "FORM S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Commission which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by ESS with the Commission.

                e. "FORM S-8" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Commission which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by ESS with the Commission.

                f. "HOLDER" means: (i) a shareholder of Platform to whom shares of ESS Common Stock are issued pursuant to the Merger Agreement and the Agreement of Merger, or (ii) an optionholder of Platform to whom shares of ESS Common Stock will be issued upon exercise of the options, or (iii) the Escrow Agent (as defined in the Merger Agreement), or (iv) a transferee of a Holder to whom registration rights granted under this Declaration are granted pursuant to
Section 10 of this Declaration.

                g. "REGISTRABLE SECURITIES" means for each Holder the number of shares of ESS Common Stock issued to such Holder pursuant to the Merger Agreement and the Agreement of Merger or issuable upon exercise of options to purchase ESS Common Stock assumed by ESS pursuant to the Merger Agreement and the Agreement of Merger (i) at the
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Effective Time of the Merger and (ii) upon release from the Escrow Fund (as defined in the Merger Agreement), in each case rounded to the nearest integral amount, and for all Holders the sum of the Registrable Securities held by them, (provided such shares are vested at the time a request for registration is made under Section 2 hereof).

                h.      "COMMISSION" means the Securities and Exchange
Commission.

        Terms not otherwise defined herein have the meanings given to them in the Merger Agreement.

        2. Registration. For a period of one year following the Effective Time, on the day following the first official announcement of ESS's financial results for ESS's most recently completed fiscal quarter, ESS shall prepare and file with the Commission and shall use its commercially reasonable efforts to cause to become effective a registration statement on Form S-3 and, if permitted under the Act, on Form S-8 covering the Registrable Securities; provided, however, that each Holder shall provide all such information and materials and take all such action as may be required in order to permit ESS to comply with all applicable requirements of the Commission and to obtain any desired acceleration of the effective date of such registration statement, such provision of information and materials to be a condition precedent to the obligations of ESS pursuant to this Declaration. ESS shall not be required to effect more than one registration within any three month period under this
Section 2. The offerings made pursuant to such registrations shall not be underwritten.

        3.      Company Registration.

                (a) If (but without any obligation to do so) ESS proposes to register (including for this purpose a registration effected by ESS for shareholders other than the Holders) any of its Common Stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating either to the sale of securities to participants in a Company stock option, stock purchase or similar plan or to a Commission Rule 145 transaction, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), ESS shall, at such time, promptly give each holder of Registrable Securities written notice of such registration. Upon the written request of any Holders given within twenty (20) days after mailing of such notice by ESS, ESS shall, subject to the provisions of Section 3(b), use its commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that such Holder has requested to be registered.

                (b) In connection with any offering involving an underwriting of shares being issued by ESS under Section 3(a), ESS shall not be required to include any Holder of Registrable Securities in such underwriting unless it accepts the terms of the underwriting as agreed upon between ESS and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by ESS. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by ESS that the underwriters reasonably believe compatible with the success of the offering, then ESS shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering. No other securities to be registered in such registration statement shall be excluded unless all Registrable Securities sought to be included pursuant this
Section 3 are excluded from such registration statement.

        4. Postponement of Registration. Notwithstanding Section 2 and 3 above, ESS shall be entitled to postpone the declaration of effectiveness of the registration statement prepared and filed pursuant to Section 2 for a
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reasonable period of time, but not in excess of one two-week period after the applicable deadline, if the Board of Directors of ESS, acting in good faith, determines that there exists material non-public information about ESS.

        5. Obligations of ESS. ESS shall (i) prepare and file with the Commission a registration statement in accordance with Section 2 and 3 hereof with respect to the shares of Registrable Securities and shall use its commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable after filing and, if Form S-3 is used for a registration under Section 2, to keep such registration statement effective for a period of two weeks; (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary and to comply with the provisions of the Act with respect to the sale or other disposition of all securities proposed to be registered in such registration statement so long as the registration statement remains effective; (iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the shares of the Registrable Securities to be offered and sold, but only while ESS shall be required under the provisions hereof to cause the registration statement to remain current; (iv) use its commercially reasonable efforts to register or qualify the shares of the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request (provided that ESS shall not be required in connection therewith or as a condition thereto to qualify to do business or file a general consent to service of process in any such jurisdiction where it has not been qualified), and do any and all other acts or things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition of such stock in such jurisdictions; (v) notify each Holder upon the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; (vi) so long as the registration statement remains effective, promptly prepare, file and furnish to each Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; (vii) notify each Holder, promptly after it shall receive notice thereof, of the date and time the registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed; (viii) notify each Holder promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information; and (ix) advise each Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of the registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to its withdrawal if such stop order should be issued. In connection with any offering of shares of Registrable Securities registered pursuant to this Declaration, ESS shall (x) furnish each Holder, at ESS's expense, with unlegended certificates representing ownership of the shares of Registrable Securities being sold in such denominations as each Holder shall request and (y) instruct the transfer agent and registrar of the Registrable Securities to release any stop transfer orders with respect to the shares of Registrable Securities being sold.

        6. Expenses. ESS shall pay all of the out-of-pocket expenses incurred, other than underwriting discounts and commissions, in connection with any registration of Registrable Securities pursuant to this Declaration, including, without limitation, all Commission, NASD and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of ESS's outside counsel and independent accountants.

        7. Indemnification. In the event of any offering registered pursuant to this Declaration:

                a. ESS will indemnify each Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder within the meaning of
Section 15 of the Act, with respect to which
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registration, qualification or compliance has been effected pursuant to this
Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation by ESS of any rule or regulation promulgated under the Act, or state securities laws, or common law, applicable to ESS in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder, each such Underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that ESS will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to ESS and an instrument duly executed by such Holder or underwriter or such Holder's or underwriter's duly authorized agent or representative and stated to be specifically for use therein.

                b. Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify ESS, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of ESS's securities covered by such a registration statement, each person who controls ESS or such underwriter within the meaning of Section 15 of the Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) or a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse ESS, such Holders, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to ESS by an instrument duly executed by such Holder or such Holder's duly authorized agent or representative and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the gross proceeds before expenses and commissions to each such Holder of Registrable Securities sold as contemplated herein.


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                c.      Each party entitled to indemnification under this
Section 7 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                d.      The obligations of ESS and each Holder under this
Section 7 shall survive the completion of any offering stock in a registration statement under this Declaration and otherwise.

        8.      Reports Under Securities Exchange Act of 1934. ESS agrees to:

                a. use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of ESS under the Act and the Exchange Act; and

                b. furnish to each Holder, forthwith upon request (i) a written statement by ESS that it has complied with the reporting requirements of the Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of ESS and
(iii) such other information as may be reasonably requested in availing each Holder of any rule or regulation of the Commission which permits the selling of any such securities pursuant to Form S-3.

        9. Assignment of Registration Rights. The rights to cause ESS to register Registrable Securities pursuant to this Declaration may be assigned by a Holder to a transferee of Registrable Securities only if: (a) ESS is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being assigned and a copy of a duly executed written instrument in form reasonably satisfactory to ESS by which such transferee assumes all of the obligations and liabilities of its transferor hereunder and agrees itself to be bound hereby; and (b) immediately following such transfer the disposition of such Registrable Securities by the transferee is restricted under the Act.

        10. Amendment of Registration Rights. Holders of a majority of the Registrable Securities may, with the consent of ESS, amend the registration rights granted hereunder.

        11. Termination. The registration rights set forth in this Declaration (except for rights to require registration on Form S-8 of ESS Common Stock issuable upon exercise of options assumed by ESS in the Merger)
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shall terminate upon the earlier of (a) one year (1) following the Effective
Time of the Merger or (b) with respect to a Holder at such time as all of the Registrable Securities then held by such Holder can be sold by such Holder in a 3-month period in accordance with Rule 144 under the Act.

        12. Third Party Beneficiaries. It is intended that the shareholders of Platform be third party beneficiaries to this Declaration of Registration Rights.